As filed with the Securities and Exchange Commission on May 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FIRST BUSINESS FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	39-1576570 (I.R.S. Employer Identification No.)

401 Charmany Drive, Madison, WI 53719

(Address of Principal Executive Offices) (Zip Code)

First Business Financial Services, Inc. Amended and Restated 2019 Equity Incentive Plan

(Full title of the plan)

Corey A. Chambas

Chief Executive Officer

First Business Financial Services, Inc.

401 Charmany Drive

Madison, Wisconsin 53719

(Name and address of agent for service)

(608) 238-8008

(Telephone number, including area code, of agent for service)

With copies to:

C.J. Wauters

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, Wisconsin 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by First Business Financial Services, Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act.  The information included and incorporated by reference in the registration statement on Form S-8 filed by the Registrant (Registration No. 333-231418) pursuant to the Securities Act on May 13, 2019, is incorporated by reference into this Registration Statement.

Exhibits

4.1	Amended and Restated First Business Financial Services, Inc. 2019 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on Schedule 14A on March 6, 2023)

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2	Consent of Crowe LLP

24.1	Power of Attorney (included in the signature page to this Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on May 24, 2023.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:	/s Corey A. Chambas
Corey A. Chambas
Chief Executive Officer

Power of Attorney. Each of the undersigned officers and directors of First Business Financial Services, Inc. hereby constitutes and appoints each of Corey A. Chambas and Brian D. Spielmann his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Corey A. Chambas	Chief Executive Officer	May 24, 2023
Corey A. Chambas	(principal executive officer)

/s/ Brian D. Spielmann	Chief Financial Officer	May 24, 2023
Brian D. Spielmann	(principal financial officer)

/s/ Kevin D. Crampton	Chief Accounting Officer	May 24, 2023
Kevin D. Crampton	(principal accounting officer)

/s/ Gerald L. Kilcoyne	Chair of the Board of Directors	May 24, 2023
Gerald L. Kilcoyne

/s/ Laurie S. Benson	Director	May 24, 2023
Laurie S. Benson

/s/ Mark D. Bugher	Director	May 24, 2023
Mark D. Bugher

/s/ Carla C. Chavarria	Director	May 24, 2023
Carla C. Chavarria

/s/ John J. Harris	Director	May 24, 2023
John J. Harris

/s/ Ralph R. Kauten	Director	May 24, 2023
Ralph R. Kauten

/s/ W. Kent Lorenz	Director	May 24, 2023
W. Kent Lorenz

/s/ Daniel P. Olszewski	Director	May 24, 2023
Daniel P. Olszewski

/s/ Carol P. Sanders	Director	May 24, 2023
Carol P. Sanders